THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF CAN BE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE UNDERLYING SECURITIES MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, UNLESS, IN THE OPINION OF COUNSEL TO THE COMPANY, SUCH REGISTRATION IS NOT THEN REQUIRED.

                      UNDERWRITER'S UNIT PURCHASE WARRANT

                           PACIFIC BIOMETRICS, INC.
                                 170,000 Units
                          (Common Stock and Warrants)

      THIS CERTIFIES THAT, for value received, Paradise Valley Securities, Inc., an Arizona corporation (the "Underwriter"), or its successors and permitted assigns (the "Holder") is entitled to subscribe for and purchase from PACIFIC BIOMETRICS, INC., a Delaware corporation, whose address is 1370 Reynolds Avenue, Suite 119, Irvine, California 92614 (the "Company"), at any time from and after the one year anniversary of the effective date of the Company's Registration Statement on Form SB-2 (File No. 333-11551) filed with the Securities and Exchange Commission (the "Registration Statement"), and prior to Midnight (Los Angeles, California time) on October __, 2001, which latter date is five years from the effective date of the Registration Statement (the "Exercise Period"), 170,000 units (the "Units"), each Unit (i) consisting of one share of the Company's common stock, $.01 par value (the "Common Stock"), and (ii) a warrant ("Purchase Warrant") to purchase one share of Common Stock, at a price of $5.70 per Unit (as adjusted in accordance with this Warrant, the "Purchase Price"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth in this Warrant. The Purchase Warrants which are included in the Units shall be issued pursuant to and subject to the terms and conditions of that Warrant Agreement between the Company and American Securities Transfer & Trust, Incorporated, as warrant agent, the form of which was filed as Exhibit
4.3 to the Registration Statement, or any successor or replacement warrant agreement. The term "Effective Date" as used in this Warrant means October __, 1996, the effective date of the Registration Statement.

      This Warrant is the "Underwriter's Unit Warrant" issued pursuant to the Underwriting Agreement dated October __, 1996 relating to the initial public offering of Units underwritten by Paradise Valley Securities, Inc.

      1. Exercise; Issuance of Certificates; Payment for Shares. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional Unit), at any time or from time to time during the Exercise Period, upon presentation and surrender of this Warrant to the Company, at its principal office as set forth on Page 1 of this Warrant, with a duly executed subscription (in the form attached hereto) and accompanied by payment of the Purchase Price for each Unit so purchased. Such payment shall be made, in cash or by certified, bank, or cashier's check, payable to the order of the Company, or by wire transfer of funds to the Company's account. The Units so purchased shall be deemed to have been issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered to the Company, along with the subscription and full payment for the Units purchased.

Certificates for the securities so purchased and, unless this Warrant shall have expired, a new Warrant representing the number of Units, if any, with respect to which this Warrant shall not then have been exercised, shall be delivered to the Holder within a reasonable time, and in any event within 30 days, after the Holder has complied with the provisions of this Section 1.

      2. Restrictions on Transfer of Warrant. For the one year period after the Effective Date the Holder may not sell, assign pledge, hypothecate or otherwise transfer any rights under this Warrant to anyone other than (a) any officer or partner of the Underwriter; (b) any other underwriter identified in the Underwriting Agreement and described in the Registration Statement (or any substitute underwriter appointed in accordance with the Underwriting Agreement) and any such underwriter's officers or partners; (c) any successor to the business of the Underwriter; or (d) any transferee who receives this Warrant by operation of law as a result of the death or dissolution of any Holder permitted by this Section 2.

      3. Reservation of Shares. The Company covenants and agrees that all securities that it may issue upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges. The Company further covenants and agrees that at all times prior to the expiration of the Exercise Period, there shall be authorized and reserved for issuance upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance on full exercise of this Warrant. The Company further agrees that at all such times prior to the expiration of the exercise period for the Purchase Warrants there shall be authorized and reserved for issuance upon exercise of the Purchase Warrants included within the Units subject to this Warrant such number of shares of Common Stock as shall be required for issuance on full exercise of such Purchase Warrants.

      4. Exchange, Assignment, or Loss of Warrant.

            (a) This Warrant is exchangeable, without expense other than as provided in this Section 4, at the option of the Holder, upon presentation and surrender hereof to the Company, for other Warrants of different denominations entitling the holder(s) thereof to purchase in the aggregate the same number of Units purchasable hereunder.

            (b) This Warrant may not be sold, transferred, assigned, or hypothecated except as permitted under Section 2 herein. Any such permitted assignment shall be made by surrender of this Warrant to the Company, together with a duly executed assignment (in the form of the assignment attached hereto) and funds sufficient to pay any transfer tax, whereupon the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name(s) of the assignee(s) named in such instrument of assignment, and this Warrant shall promptly be canceled.

            (c) This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation and surrender of this Warrant at the office of the Company together with a written notice, signed by the Holder, specifying the names and denominations in which new Warrants are to be issued.


            (d) The Company will execute and deliver a new Warrant of like tenor and date upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to the Company, or (ii) in the case of mutilation, upon presentation, surrender, and cancellation of this Warrant.

            (e) The term "Warrant" as used in this Section 4 includes any warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged.

      5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity. The rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

      6. Adjustment and Other Events.

            (a) In case the Company shall declare any dividend or other distribution upon its outstanding Common Stock payable in Common Stock or shall subdivide its outstanding shares of Common Stock into a greater number of shares, then the number of Units that may thereafter be purchased upon the exercise of the rights represented hereby shall be increased in proportion to the increase through such dividend, distribution, or subdivision, and the Purchase Price shall be decreased in such proportion. In case the Company shall at any time combine the outstanding shares of its Common Stock into a smaller number of shares, the number of Units that may thereafter be purchased upon the exercise of the rights represented hereby shall be decreased in proportion to the decrease through such combination, and the Purchase Price shall be increased in such proportion.

            (b) In case of any (i) reclassification, capital reorganization, or other change of outstanding Common Stock of the Company (other than a change as a result of an issuance of Common Stock under Subsection 6(a)), or (ii) consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of the shares of Common Stock issuable upon exercise of this Warrant), or (iii) sale or conveyance to another corporation of all or substantially all of the Company's assets as an entirety, then and in such event the terms of this Section 6 shall be deemed to be appropriately adjusted, and the Company shall cause effective provision to be made, so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock, warrants or other rights to purchase such stock, and other securities and property, if any receivable upon such reclassification, capital reorganization, or other change, consolidation, merger, sale or conveyance that the Holder would have received had the Warrants been exercised immediately prior to such event.

            (c) The Company shall not effect any consolidation, merger, or sale or conveyance of assets within the meaning of subsection 6(b)(ii)-(iii), unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holder hereof pursuant to
Section 10 herein, the obligation to deliver to such Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. In no event shall the securities received pursuant to this subsection be registerable or transferable other than pursuant and subject to the terms of this Warrant.

            (d) If the Company shall at any time or from time to time (i) distribute (otherwise than as a dividend in cash or in Common Stock or in securities convertible into or exchangeable for Common Stock) to the holders of Common Stock (or grant any rights to such holders to acquire) assets, including stock or other securities of any subsidiary, without any consideration paid or to be paid by such holders or for a consideration paid less than the fair market value of such assets as reasonably determined by the Board of Directors of the Company, or (ii) declare a dividend upon the Common Stock (to the extent payable otherwise than out of earnings or earned surplus, as indicated by the accounting treatment of such dividend in the books of the Company, and otherwise than in Common Stock, or securities convertible into or exchangeable for Common Stock), then the Company shall reserve, and the holder of each Warrant shall thereafter upon exercise thereof be entitled to receive, for each share of Common Stock purchasable thereunder on the record date established by the Company for the determination of holders of Common Stock entitled to receive such distribution, right or dividend (or if no such record date shall have been established, on the date of such distribution, grant of such right or payment of such dividend), (i) the amount of such assets that would have been distributable to, or as to which such right would have been granted to, the holder thereof, or (ii) the amount of such dividend (to the extent above-stated) that such holder would have received had such holder been a holder of one share of Common Stock on such record (or other) date. Such entitlement by the Holder shall be without increase in (except in respect for the consideration, if any, paid for such assets by the holders of Common Stock) the then current Purchase Price.

            (e) If (i) there shall be an event requiring an adjustment as provided in subsections 6(a) or 6(b); (ii) the Company shall make a distribution that comes within subsection 6(d); (iii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class, or other rights; or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give to the Holder (i) at least twenty days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause and to the extent applicable shall specify (i) in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and (ii) when the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, liquidation or winding up, as the case may be. Upon the happening of an event requiring adjustment of the Purchase Price or the kind or amount of securities or property purchasable hereunder, the Company shall forthwith give notice to the Holder, which such notice shall be accompanied by a certificate of the Company, stating the adjusted Purchase Price and the adjusted number of shares of Common Stock and Purchase Warrants purchasable or the kind and amount of any such securities or property so purchasable upon exercise of this Warrant, as the case may be, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such certificate shall, absent manifest error, be conclusive evidence of the correctness of any computation made thereunder.

            (f) No fractional shares of Common Stock or script representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant, and the Company shall have no obligation for any cash payment with respect thereto.

            (g) The number of shares of Common Stock of any class at any time outstanding shall include all shares of Common Stock of that class then owned or held by or for the account of the Company.

            (h) Irrespective of any adjustment or change in the Purchase Price or the number of Units or other securities actually purchasable under each Warrant, the Warrants theretofore and thereafter purchased may continue to express the Purchase Price and the number of Units or other securities purchasable thereunder as such price and number of Units were expressed in the Warrants when initially issued.

      7. Registration Rights Under the Securities Act of 1933.

            (a) Optional Registrations. If at any time or times after the first annual anniversary of the Effective Date and before the seventh annual anniversary of the Effective Date, the Company shall determine to register any shares of its Common Stock or securities convertible into or exchangeable or exercisable for shares of the Common Stock under the Securities Act of 1933, as amended (the "Act") (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by stockholders (a "secondary offering"), or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Securities and Exchange Commission (the "Commission") under the Act is applicable), the Company will promptly give written notice thereof to the holders of Registrable Securities (as hereinafter defined in paragraph 7(d) below) then outstanding (the "Holders"). In connection with any such registration, the Company will use its best efforts to effect the registration under the Act of all Registrable Securities which such Holders may request in a writing delivered to the Company within 15 days after delivery of such notice by the Company pursuant to Section 10 hereof; provided, however, that in the case of the registration of shares of Common Stock by the Company in connection with an underwritten public offering, if the underwriter determines that a limitation on the number of shares to be underwritten is required, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant to the notice described herein. The Company shall advise all Holders that have requested inclusion of Registrable Securities in such underwritten offering (the "Requesting Holders") promptly after such determination by the underwriter, and the number of shares of securities that are entitled to be included in the registration and underwriting (other than those to be sold for the account of the Company) shall be allocated among the Requesting Holders (but not among any other holders of securities of the Company) in proportion, as nearly as practicable, to their respective holdings of Registrable Securities. All expenses of the registration and offering (including transfer taxes on shares being sold by the Requesting Holders), except for the fees and expenses of counsel for the Requesting Holders shall be borne by the Company, except that the Requesting Holders shall bear underwriting discounts and selling commissions attributable to their Registrable Securities being registered. Without in any way limiting the types of registrations to which this paragraph 7(a) shall apply, in the event that the Company shall effect a shelf registration under Rule 415 promulgated under the Securities Act, or any other similar rule or regulation ("Rule 415"), the Company shall take all necessary action, including, without limitation, the filing of post-effective amendments, to permit the Requesting Holders to include their shares in such registration in accordance with the terms of this paragraph 7(a).

            (b) Required Registration. If on any one occasion after the first annual anniversary of the Effective Date and before the fifth annual anniversary of the Effective Date, one or more of the Holders holding at least sixty percent (60%) of the Registrable Securities then held by all of the Holders shall notify the Company in writing that he or they intend to offer or cause to be offered for public sale all or any portion of his or their Registrable Securities having an aggregate proposed offering price of not less than $750,000.00, the Company will notify all of the Holders of Registrable Securities who would be entitled to notice of a proposed registration under paragraph 7(a) above of its receipt of such notification from such Holder or Holders. Upon the written request of any such Holder delivered to the Company within 15 days after delivery by the Company of such notification pursuant to Section 10 hereof, the Company will use its best efforts to cause such of the Registrable Securities as may be requested by any Holders (including the Holder or Holders giving the initial notice of intent to register hereunder) to be registered under the Securities Act in accordance with the terms of this paragraph 7(b), which registration may be under any form of registration statement eligible for use by the Company for such purpose. All expenses of such registration and offering shall be borne by the Company, except the reasonable fees and expenses of counsel for the Holders and selling discounts and commissions, if any. If the Company shall furnish to the Holders requesting a registration statement under this 7(b) a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would not be in the best interests of the Company and its stockholders generally for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 90 days after the receipt of the request for registration; provided, however, that the Company may not utilize this right to defer more than once in any twelve-month period. The Company shall not be required to cause a registration statement requested pursuant to this paragraph 7(b) to become effective prior to 90 days following the effective date of a registration statement initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Holders of Registrable Securities to the effect that the Company is commencing to prepare a Company-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such 90-day period if the request pursuant to this paragraph 7(b) has been made prior to the expiration of such 90-day period. If so requested by any Holder in connection with a registration under this paragraph, the Company shall take such steps as are required to register such Holder's Registrable Securities for sale on a delayed or continuous basis under Rule 415, and also take such steps as are required to keep any registration effective until the earlier of (i) all of such Holder's Registrable Securities registered thereunder are sold, (ii) the Registration Securities are eligible for sale pursuant to Rule 144, or (iii) nine months from the effective date of the Registration Statement covering such registerable securities. The obligation of the Company hereunder shall be deemed satisfied only when a registration statement covering all shares of Registrable Securities specified in notices received as aforesaid shall have become effective and, if the method of disposition is a firm commitment underwritten public offering, all such shares have been sold pursuant thereto. In connection with such a firm commitment underwriting, the Company shall have the right to include in the registration statement therefor shares of Common Stock to be offered and sold for the account of the Company; provided, however, that no Registrable Shares shall be excluded from such registration and underwriting by reason of the inclusion of any securities for the Company's account.

                  If the method of disposition is an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to approval of the holders of a majority of the Registrable Securities to be sold in such offering, which approval shall not be unreasonably withheld or delayed.


            (c) Registrable Securities. For the purposes of this Section 7, the term Registrable Securities shall mean any Common Stock issued or issuable upon exercise hereof (or any (i) Warrant(s) issued in replacement hereof or thereof),
(ii) any Purchase Warrants issued or issuable upon exercise thereof, (iii) any Common Stock issued or issuable upon exercise of the Purchase Warrants, and (iv) any Common Stock issued or issuable with respect to the Common Stock underlying this Warrant, any other such Warrants or any Purchase Warrants by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

            In connection with any registration statement which pertains to Registerable Securities, the selling Holders shall (i) enter into any reasonable underwriting agreement required by the proposed underwriter for the selling Holders, if any, and (ii) immediately notify the Company, at any time when a prospectus relating to the Holder's Registrable Securities is required to be delivered under the Act, of the happening of any event relating to information respecting such Holder as a result of which the prospectus which forms a part of such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading.

            (d) Further Obligations of the Company. Whenever under the preceding paragraphs of this Section 7 the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

                  (i) Use its best efforts to diligently prepare and file with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

                  (ii) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of his Registrable Securities;

                  (iii) Enter into any reasonable underwriting agreement required by the proposed underwriter for the selling Holders, if any;

                  (iv) Use its best efforts to register or qualify the securities covered by said registration statement under the securities or blue-sky laws of such jurisdictions as any selling Holder may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to general service of process therein;

                  (v) Immediately notify each selling Holder, at any time when a prospectus relating to his Registrable Securities is required to be delivered under the Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (vi) Cause all such Registrable Securities to be listed on or included in each securities exchange or quotation system on which similar securities issued by the Company are then listed.

                  (vii) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act; and

                  (viii) Obtain and furnish to each selling Holder, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), a cold comfort letter from the Company' s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request.

            (e) Indemnification. Incident to any registration statement referred to in this Section 7, and subject to applicable law, the Company will indemnify and hold harmless each underwriter, each Holder of Registrable Securities (including its respective partners, directors, officers, employees and agents) so registered, and each person who controls any of them within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or otherwise, insofar as such losses claims damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances under which made, not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or blue sky laws or any rule or regulation thereunder in connection with such registration. The indemnity agreement of the Company contained in this subsection 7(e) shall not apply to amounts paid in settlement of any loss, claim, damage, expense or liability if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any person for any loss, claim, damage, expense or liability arising from any written information such person furnishes to the Company expressly for use in connection with a registration statement or from the person's failure to deliver, at the time required by the Act, a final or amended prospectus that corrects any actual or alleged untrue statement or omission in any preliminary prospectus. With respect to any untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Holder expressly for use in such registration statement, such Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), each other Holder of Registrable Securities (including its respective partners directors, officers, employees and agents) so registered, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Holder for indemnification under this subparagraph 7(f) exceed the proceeds received by such Holder from its sale of Registrable Securities under such registration statement.

            (f) Notice and Defense. Promptly after any indemnified party under subsection 7(e) receives notice of the commencement of any action (including any governmental action), such indemnified party shall, if it intends to make a claim against any indemnifying party under subsection 7(e), deliver to the indemnifying party a written notice describing the action. The indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense with counsel mutually satisfactory to the parties. An indemnified party shall have the right to retain its own counsel, at the indemnifying party's expense, if an actual or potential conflict of interest prevents representations of such indemnified party by the counsel retained by the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under subsection 7(e) to the extent of such prejudice.

      8. Transfer to Comply with the Securities Act of 1933.

            (a) This Warrant and the shares of Common Stock, Purchase Warrants, or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in compliance with the Act and then only against receipt of an agreement of such person to whom such offer or sale is made to comply with the provisions of this Section 8 with respect to any resale or other disposition of such securities; except that no such agreement shall be required from any person purchasing shares of Common Stock or Purchase Warrants pursuant to a registration statement effective under the Act.

            (b) The Holder agrees that, prior to the disposition of any shares of Common Stock or Purchase Warrants purchased on the exercise hereof under circumstances that might require registration of such securities under the Act, the Holder shall give written notice to the Company, expressing his intention as to the disposition to be made of such shares. Promptly upon receiving such notice, the Company shall present copies thereof to its counsel. If, in the opinion of such counsel, the proposed disposition does not require registration under the Act or any similar federal or state statute then in force, of the shares of Common Stock, Purchase Warrants, or any other security issuable or issued upon the exercise of this Warrant, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such shares of Common Stock, Purchase Warrants, or other security issuable or issued upon the exercise hereof, all in accordance with the terms of the notice delivered by the Holder to the Company.

            (c) The Company may cause a legend in substantially the form set forth on the first page of this Warrant on each Warrant and certificate representing shares of Common Stock or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section 7 hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary.

      9. Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware.

      10. Notice. All notices and other communications provided for herein shall be in writing and telecopied, mailed or to the intended recipient to the following addresses: (i) if the Holder, to Paradise Valley Securities, Inc., 11811 North Tatum Boulevard, Suite 4040, Phoenix, Arizona 85028; and (ii) if to the Company, at its address appearing on page 1 of this Warrant. The Holder or the Company may change its address for delivery of notice to such other address as may be designated therefor by written notice to the other hereunder. All such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

      11. Survival. The various rights and obligations of the Holder and of the Company as set forth in Sections 7 and 8 herein shall survive the exercise and surrender of this Warrant.

      12. Successors and Assigns. All the covenants and provisions of this Warrant shall bind and inure to the benefit of the Holder and the Company and their respective successors and assigns.

      13. Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and delivered.

                                    PACIFIC BIOMETRICS, INC.



                                    By: ________________________________________
                                             Paul G. Kanan, President


Dated: ___________, 1996


Attest:


___________________________________
________________________, Secretary

                                   ASSIGNMENT
                (to be completed only upon assignment of Warrant)

      FOR VALUE RECEIVED, the undersigned assigns and transfers to the Assignee named below all of the rights of the undersigned under the Warrant, with respect to the number of shares of Common Stock and the number of Purchase Warrants set forth below:
                                                                      Number of
      Name of                                          Number of      Purchase
      Assignee                 Address                  Shares        Warrants
      --------                 -------                  ------        --------










      The undersigned does hereby irrevocably constitute and appoint ______________ as Attorney-in-fact to transfer such right on the books of the Company, with full power of substitution.


Dated: ___________________, 199__.


                                       _________________________________________
                                                Signature

                                  SUBSCRIPTION
                 (To be executed only upon exercise of Warrant)

PACIFIC BIOMETRICS INC.
1370 Reynolds Avenue, Suite 119
Irvine, California  92614


      The undersigned hereby elects to purchase, pursuant to the provisions of the within Warrant held by the undersigned, _________ _________________________ to shares of Common Stock of PACIFIC BIOMETRICS, INC., a Delaware corporation.

      Payment of the Purchase Price per share accompanies this Subscription.


DATED: ____________________________.



                                    ____________________________________________


                                    By: ________________________________________

                                    Its: _______________________________________